UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §204.14a-12

180 DEGREE CAPITAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 23, 2025, 180 Degree Capital Corp. (NASDAQ:TURN) (“180 Degree Capital”, and the “Company”) issued the following press release:

180 DEGREE CAPITAL CORP. SETS ELECTION OF DIRECTOR SPECIAL MEETING DATE PURSUANT TO SHAREHOLDER DEMAND UNDER NEW YORK BUSINESS LAW

Montclair, NJ – June 23, 2025 – 180 Degree Capital Corp. (NASDAQ:TURN) (“180 Degree Capital”) today provides notice to its shareholders of its intent to hold a special meeting of shareholders for the sole purpose of electing directors (“Director Election Special Meeting”) on August 18, 2025, as required under New York Business Corporation Law pursuant to the shareholder demand request submitted on June 17, 2025 (the “Demand Letter”), and in lieu of holding an annual meeting of shareholders.

The Board of Directors of 180 Degree Capital has tentatively set a record date of July 18, 2025, for the Director Election Special Meeting. 180 Degree Capital is in the process of requesting confirmation from the shareholders who made the demand that they actually held the percentage of 180 Degree Capital’s outstanding shares required under New York law as of the date of their demand, given discrepancies between the dates of their affidavits and the date of their demand, as well as disclosures certain of those shareholders made publicly in connection with the delivery of their demand letter.

“Given our goal of minimizing expenses and maximizing net asset value heading into our proposed merger with Mount Logan Capital Inc. (“Mount Logan”) in an all-stock transaction (the “Business Combination”), we did not originally plan to incur the expense of holding an annual meeting of shareholders ahead of the upcoming special meeting for shareholders to approve the Business Combination (the “Business Combination Special Meeting”),” said Kevin M. Rendino, Chief Executive Officer of 180 Degree Capital. “We continue to encourage constructive conversations with all shareholders, whether large or small holders of our stock. We can be reached anytime at our contact information included in our press releases. In an effort to not have 180 Degree Capital shareholders bear the cost of multiple proxy solicitations, we proactively reached out to the shareholder who issued this demand last week, and we look forward to the opportunity to engage with them in a constructive dialog at their convenience. We would note that their last direct outreach to speak with 180 Degree Capital’s management prior to sending the Demand Letter was in July 2024.”

Mr. Rendino continued, “We truly appreciate the strong support for the Business Combination that we have received from an overwhelming number of our current shareholders and new ones who have built positions in 180 Degree Capital since the announcement of the proposed Business Combination. These supportive shareholders see what we do in the potential Business Combination – ownership in the robust balance sheet of Mount Logan and access to its extensive credit capabilities allow our merged company to provide comprehensive solutions across the capital structure for the vast universe of small cap companies we evaluate and invest in and provide what we believe is a unique opportunity to build substantial value for our shareholders. These opportunities exist because as constructive activists, we have always sought to work with boards and management teams to unlock value for shareholders. We proactively call our investee management teams and boards to propose and discuss solutions with complete transparency to drive outcomes that we believe can benefit all stakeholders of our investee companies, including, but not limited to, 180 Degree Capital. As such, this is why we believe we have never had to run competitive proxies, and rather have been either invited to join boards, have highly qualified candidates we introduce be appointed to boards, or been provided opportunities to lead and/or participate in capital structure solutions that are not widely marketed to drive material value creation and long-term partnerships. Further, we believe the Business Combination makes our net asset value per share (“NAV”) a floor for potential future value creation for our common shares rather than the ceiling our current structure imparts to our stock price based on NAV. We are thrilled at the potential opportunity for our shareholders to own a valuable and profitable company with great growth potential.”

“In terms of progress toward completing our proposed Business Combination, we believe we are making material progress through the SEC review process that is required for us and any public company to complete prior to holding the Business Combination Special Meeting,” added Daniel B. Wolfe, President of 180 Degree Capital Corp. “We believe our amended preliminary joint proxy statement/prospectus filed on June 12, 2025, addressed the comments received from the SEC to date, and we look forward to addressing any other comments/questions in subsequent amended filings. We are laser focused on driving our proposed Business Combination to a close that we believe will unlock future value creation for all of 180 Degree Capital’s shareholders.”

About 180 Degree Capital Corp.

180 Degree Capital Corp. is a publicly traded registered closed-end fund focused on investing in and providing value-added assistance through constructive activism to what we believe are substantially undervalued small, publicly traded companies that have potential for significant turnarounds. Our goal is that the result of our constructive activism leads to a reversal in direction for the share price of these investee companies, i.e., a 180-degree turn. Detailed information about 180 Degree Capital and its holdings can be found on its website at www.180degreecapital.com.

Press Contact:
Daniel B. Wolfe
Robert E. Bigelow
180 Degree Capital Corp.
973-746-4500
ir@180degreecapital.com

Additional Information and Where to Find It

In connection with the Director Election Special Meeting, 180 Degree Capital intends to file with the SEC a proxy statement on Schedule 14A (the “Director Election Proxy Statement”), containing a form of WHITE proxy card, with respect to its solicitation of proxies for the Director Election Special Meeting. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DIRECTOR ELECTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by the Company free of charge through the website maintained by the SEC at https://www.sec.gov. Copies of the documents filed by the Company are also available free of charge by accessing the Company’s investor relations website at https://ir.180degreecapital.com.

In connection with the agreement and plan of merger among 180 Degree Capital, Mount Logan Capital Inc. ("Mount Logan"), Yukon New Parent, Inc. ("New Mount Logan"), Polar Merger Sub, Inc., and Moose Merger Sub, LLC, dated January 16, 2025, as it may from time to time be amended, modified or supplemented (the "Merger Agreement") that details the proposed combination of the businesses of 180 Degree Capital and Mount Logan and any other transactions contemplated by and pursuant to the terms of the Merger Agreement (the "Business Combination"), 180 Degree Capital intends to file with the SEC and mail to its shareholders a proxy statement on Schedule 14A (the “Business Combination Proxy Statement”), containing a form of WHITE proxy card. In addition, the surviving Delaware corporation, New Mount Logan plans to file with the SEC a registration statement on Form S-4 (the “Registration Statement”) that will register the exchange of New Mount Logan shares in the Business Combination and include the Proxy Statement and a prospectus of New Mount Logan (the “Prospectus”). The Business Combination Proxy Statement and the Registration Statement (including the Prospectus) will each contain important information about 180 Degree Capital, Mount Logan, New Mount Logan, the Business Combination and related matters. SHAREHOLDERS OF 180 DEGREE CAPITAL AND MOUNT LOGAN ARE URGED TO READ THE BUSINESS COMBINATION PROXY STATEMENT AND PROSPECTUS CONTAINED IN THE REGISTRATION STATEMENT AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE APPLICABLE SECURITIES REGULATORY AUTHORITIES AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT 180 DEGREE CAPITAL, MOUNT LOGAN, NEW MOUNT LOGAN, THE BUSINESS COMBINATION AND RELATED MATTERS. Investors and security holders may obtain copies of these documents and other documents filed with the applicable securities regulatory authorities free of charge through the website maintained by the SEC at https://www.sec.gov and the website maintained by the Canadian securities regulators at www.sedarplus.ca. Copies of the documents filed by 180 Degree Capital are also available free of charge by accessing 180 Degree Capital’s investor relations website at https://ir.180degreecapital.com.

Certain Information Concerning the Participants

180 Degree Capital, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the Business Combination and the Director Election Special Meeting. Information about 180 Degree Capital’s executive officers and directors is available in 180 Degree Capital’s Annual Report filed on Form N-CSR for the year ended December 31, 2024, which was filed with the SEC on February 13, 2025, and in its proxy statement for the 2024 Annual Meeting of Shareholders (“2024 Annual Meeting”), which was filed with the SEC on March 1, 2024. To the extent holdings by the directors and executive officers of 180 Degree Capital securities reported in the proxy statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at https://www.sec.gov. Additional information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the 180 Degree Capital shareholders in connection with the Business Combination and the Director Election Special Meeting will be contained in the Business Combination Proxy Statement and the Director Election Proxy Statement, respectively, when each such document becomes available.

Mount Logan, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Mount Logan in favor of the approval of the Business Combination. Information about Mount Logan’s executive officers and directors is available in Mount Logan’s annual information form dated March 13, 2025, available on its website at https://mountlogancapital.ca/investor-relations and on SEDAR+ at https://www.sedarplus.com. To the extent holdings by the directors and executive officers of Mount Logan securities reported in Mount Logan’s annual information form have changed, such changes have been or will be reflected on insider reports filed on SEDI at https://www.sedi.com/sedi/. Additional information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Mount Logan shareholders in connection with the Business Combination will be contained in the Prospectus included in the Registration Statement when such document becomes available.

Non-Solicitation

This letter and the materials accompanying it are not intended to be, and shall not constitute, an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Forward-Looking Statements

This press release, and oral statements made from time to time by representatives of 180 Degree Capital and Mount Logan, may contain statements of a forward-looking nature relating to future events within the meaning of federal securities laws. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “could,” “continue,” “estimate,” “expects,” “intends,” “will,” “should,” “may,” “plan,” “predict,” “project,” “would,” “forecasts,” “seeks,” “future,” “proposes,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions). Forward-looking statements are not statements of historical fact and reflect Mount Logan’s and 180 Degree Capital’s current views about future events. Such forward-looking statements include, without limitation, statements about the benefits of the Business Combination involving Mount Logan and 180 Degree Capital, including future financial and operating results, Mount Logan’s and 180 Degree Capital’s plans, objectives, expectations and intentions, the expected timing and likelihood of completion of the Business Combination, and other statements that are not historical facts, including but not limited to future results of operations, projected cash flow and liquidity, business strategy, payment of dividends to shareholders of New Mount Logan, and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this press release will occur as projected, and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation, the ability to obtain the requisite Mount Logan and 180 Degree Capital shareholder approvals; the risk that Mount Logan or 180 Degree Capital may be unable to obtain governmental and regulatory approvals required for the Business Combination (and the risk that such approvals may result in the imposition of conditions that could adversely affect New Mount Logan or the expected benefits of the Business Combination); the risk that an event, change or other circumstance could give rise to the termination of the Business Combination; the risk that a condition to closing of the Business Combination may not be satisfied; the risk of delays in completing the Business Combination; the risk that the businesses will not be integrated successfully; the risk that synergies from the Business Combination may not be fully realized or may take longer to realize than expected; the risk that any announcement relating to the Business Combination could have adverse effects on the market price of Mount Logan’s common shares or 180 Degree Capital’s common shares; unexpected costs resulting from the Business Combination; the possibility that competing offers or acquisition proposals will be made; the risk of litigation related to the Business Combination; the risk that the credit ratings of New Mount Logan or its subsidiaries may be different from what the companies expect; the diversion of management time from ongoing business operations and opportunities as a result of the Business Combination; the risk of adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Business Combination; competition, government regulation or other actions; the ability of management to execute its plans to meet its goals; risks associated with the evolving legal, regulatory and tax regimes; changes in economic, financial, political and regulatory conditions; natural and man-made disasters; civil unrest, pandemics, and conditions that may result from legislative, regulatory, trade and policy changes; and other risks inherent in Mount Logan’s and 180 Degree Capital’s businesses. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Readers should carefully review the statements set forth in the reports, which 180 Degree Capital has filed or will file from time to time with the SEC and Mount Logan has filed or will file from time to time on SEDAR+.

Neither Mount Logan nor 180 Degree Capital undertakes any obligation, and expressly disclaims any obligation, to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Any discussion of past performance is not an indication of future results. Investing in financial markets involves a substantial degree of risk. Investors must be able to withstand a total loss of their investment. The information herein is believed to be reliable and has been obtained from sources believed to be reliable, but no representation or warranty is made, expressed or implied, with respect to the fairness, correctness, accuracy, reasonableness or completeness of the information and opinions. The references and link to the website www.180degreecapital.com and mountlogancapital.ca have been provided as a convenience, and the information contained on such websites are not incorporated by reference into this press release. Neither 180 Degree Capital nor Mount Logan is responsible for the contents of third-party websites.